Filed Pursuant to Rule 424(b)(5) Registration No. 333-289721
PROSPECTUS SUPPLEMENT (To Prospectus dated August 28, 2025)

WidePoint Corporation
Up to $15.5 Million of Shares of Common Stock

We have entered into an At The Market Offering Agreement (the “Sales Agreement”) with H.C. Wainwright & Co., LLC (the “Sales Agent”), relating to the sale of the shares of our common stock offered by this prospectus supplement and the accompanying prospectus. In accordance with the terms of the Sales Agreement, under this prospectus supplement and the accompanying prospectus, we may offer and sell shares of our common stock, $0.001 par value, having an aggregate offering price of up to $15.5 million from time to time through the Sales Agent, acting as our sales agent, or directly to the Sales Agent, acting as our principal.

Our common stock is listed on the NYSE American under the symbol “WYY.” The closing price of our common stock on April 6, 2026 was $5.03 per share.  The aggregate market value of our outstanding common stock held by non-affiliates pursuant to General Instruction I.B.6 of Form S-3 was approximately $46.8 million, which was calculated based on 9,872,661 shares of common stock outstanding (excluding unvested restricted stock) as of April 6, 2026, of which 1,589,661 shares were held by affiliates, and a price of $5.65 per share, which was the closing price of our common stock on the NYSE American on March 23, 2026. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell shares pursuant to this prospectus supplement with a value of more than one-third of the aggregate market value of our common stock held by non-affiliates in any 12-month period, so long as the aggregate market value of our common stock held by non-affiliates is less than $75.0 million. We have not offered any securities pursuant to General Instruction I.B.6 of Form S-3 during the prior 12 calendar month period that ends on, and includes, the date of this prospectus supplement.

Sales of our common stock, if any, under this prospectus supplement and the accompanying prospectus may be made by any method that is deemed to be an “at the market offering” as defined in Rule 415 promulgated under the Securities Act of 1933, as amended (the “Securities Act”), including sales made directly on or through the NYSE American, the existing trading market for our common stock, or any other existing trading market in the United States for our common stock, sales made to or through a market maker other than on an exchange or otherwise, directly to the Sales Agent as principal, in negotiated transactions at market prices prevailing at the time of sale or at prices related to such prevailing market prices, and/or in any other method permitted by law. The Sales Agent is not required to sell any specific number or dollar amount of shares, but will act as our sales agent using commercially reasonable efforts consistent with their normal trading and sales practices, on mutually agreed terms between the Sales Agent and us. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.

The compensation to the Sales Agent for sales of our common stock under the Sales Agreement will be an amount equal to 3% of the gross proceeds of each sale of shares of our common stock under the Sales Agreement. See “Plan of Distribution” beginning on page S-7 for additional information regarding the compensation to be paid to the Sales Agent. The amount of net proceeds we will receive from this offering, if any, will depend upon the actual number of shares of our common stock sold and the market price at which such shares are sold. Because there is no minimum offering amount required as a condition of this offering, the actual total public offering amount, commissions and net proceeds to us, if any, are not determinable at this time.

In connection with the sale of our common stock on our behalf, the Sales Agent will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of the Sales Agent will be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contribution to the Sales Agent with respect to certain civil liabilities, including liabilities under the Securities Act.

Investing in our common stock involves a high degree of risk. You should read this prospectus supplement and the accompanying prospectus carefully before you make your investment decision. See “Risk Factors” beginning on page S‑3 of this prospectus supplement, the accompanying prospectus, and the other documents we file or have filed with the Securities and Exchange Commission that are incorporated by reference in this prospectus supplement and in the accompanying prospectus, for a discussion of the factors you should consider before investing in our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is April 10, 2026.

H.C. Wainwright & Co.

S-i

We are offering to sell, and are seeking offers to buy, the securities only in jurisdictions where such offers and sales are permitted. The distribution of this prospectus supplement and the accompanying prospectus and the offering of the securities in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement and the accompanying prospectus must inform themselves about and observe any restrictions relating to the offering of the securities and the distribution of this prospectus supplement and the accompanying prospectus outside the United States. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement and the accompanying prospectus to or by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

About This Prospectus Supplement

This prospectus supplement relates to the offering of shares of our common stock. Before buying any shares of common stock offered hereby, we urge you to read carefully this prospectus supplement, the accompanying prospectus, and any free writing prospectus that we have authorized for use in connection with this offering, together with the documents incorporated by reference herein, as described under the heading “Incorporation by Reference.” These documents contain important information that you should consider when making your investment decision. This prospectus supplement contains information about the common stock offered hereby.

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of the securities we are offering. The second part is the accompanying prospectus, including the documents incorporated by reference therein, which provides more general information, some of which may not apply to this offering. This prospectus supplement and the information incorporated by reference in this prospectus supplement also may add to, update and change information contained in, or incorporated by reference into, the accompanying prospectus. Generally, when we refer to this prospectus, we are referring to both parts of this document combined. To the extent there is a conflict between (i) the information contained in this prospectus supplement and (ii) the information contained in the accompanying prospectus or in any document incorporated by reference that was filed with the Securities and Exchange Commission (the “SEC”) before the date of this prospectus supplement, you should rely on the information in this prospectus supplement. If any statement in one of these documents is inconsistent with a statement in another document having a later date, for example, a document incorporated by reference in this prospectus supplement or the accompanying prospectus, the statement in the document having the later date modifies or supersedes the earlier statement.

The accompanying prospectus is part of a registration statement that we filed with the SEC using a shelf registration process. Under the shelf registration process, from time to time, we may offer and sell any of the securities described in the accompanying prospectus separately or together with other securities described therein.

You should rely only on the information contained in, or incorporated by reference into, this prospectus supplement and the accompanying prospectus and any related free writing prospectus that we authorized to be distributed to you. We have not authorized anyone to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it. Neither we nor anyone acting on our behalf is making an offer to sell these shares of common stock in any jurisdiction where the offer or sale is not permitted, and you should not consider this prospectus supplement or the accompanying prospectus to be an offer or solicitation relating to the securities in any jurisdiction in which such an offer or solicitation relating to the securities is not authorized. You should assume that the information contained in this prospectus supplement, the accompanying prospectus, any related free writing prospectus that we have authorized to be delivered to you and the documents incorporated by reference herein and therein is accurate only as of their respective dates, regardless of the time of delivery of such documents or of any sale of securities. Our business, financial condition, results of operations and prospects may have changed since those dates. Furthermore, you should not consider this prospectus supplement or the accompanying prospectus to be an offer or solicitation relating to the securities if the person making the offer or solicitation is not qualified to do so, or if it is unlawful for you to receive such an offer or solicitation.

For purposes of this prospectus supplement and the accompanying prospectus, references to “WidePoint,” “we,” “us,” “our,” “our Company” and “the Company” are to WidePoint Corporation and its consolidated subsidiaries, unless otherwise indicated or the context otherwise requires.

S-ii

Cautionary Statement Regarding Forward-Looking Statements

We make forward-looking statements in this prospectus supplement and the information incorporated by reference in this prospectus supplement and may make such statements in future filings with the Securities and Exchange Commission, or SEC. We may also make forward-looking statements in our press releases or other public or stockholder communications. Our forward-looking statements are subject to risks and uncertainties and include information about our expectations and possible or assumed future results of our operations. When we use words such as “may,” “might,” “will,” “should,” “believe,” “expect,” “anticipate,” “estimate,” “continue,” “could,” “plan,” “potential,” “predict,” “forecast,” “project,” “intend,” or similar expressions, or make statements regarding our intent, belief, or current expectations, we are making forward-looking statements.

These forward-looking statements are neither promises nor guarantees of future performance due to a variety of risks and uncertainties, many of which are beyond our control, which could cause actual results to differ materially from those indicated by these forward-looking statements, including, without limitation, risks relating to:

•	Our DHS CWMS 2.0 IDIQ contract is currently subject to re-competition and there can be no assurance that we will be awarded the successor contract, or that the terms, scope, or timing of any extension, bridge arrangement, or successor award will not materially differ from the current contract. This contract represents a significant portion of our revenue.
•	Our market is highly competitive and we may not be able to compete effectively or gain market acceptance of our products and service.
•	We may not be able to respond to rapid technological changes with new software products and services, especially in the area of artificial intelligence, which could harm our sales and profitability and our competitiveness in the market.
•	Tariffs, inflationary pressures, and other macroeconomic forces that impact costs, such as costs for devices, labor and distribution costs may impact our financial condition or results of operations.
•	Our financial resources are limited and the failure of one or more new product or service offerings could materially harm our financial results.
•	We have significant fixed operating costs, which may be difficult to adjust in response to unanticipated fluctuations in revenues.
•	We have incurred net losses in the past and may incur net losses in the future.
•	Federal agencies and certain large customers can unexpectedly terminate their contracts with us at any time without penalty and the loss of a large customer could have an adverse impact on our financial results.
•	The loss of key personnel or an inability to attract and retain additional personnel may impair our ability to grow our business.
•	Acquisitions we undertake may present integration challenges, fail to perform as expected, increase our liabilities, and/or reduce our earnings.
•	Federal government contracts contain provisions giving government customers a variety of rights that are unfavorable to us, including the ability to audit us and/or assess fines and/or penalties for non-compliance.
•	Federal government shutdowns, the failure of the Federal government to approve a budget or reduction in government spending in the areas in which we serve could have a negative impact on our cash flows.
•	Federal government organizational changes and/or restructuring may pose unknown risks to WidePoint. Changes in Federal Departmental leadership may result in changes in priorities and changes in budgets can negatively impact our ability to maintain and/or grow revenue.
•	Our inability to access our working capital line of credit or otherwise maintain compliance with the required covenants could have an adverse impact on our financial condition.
•	Actual or perceived breaches of our security measures, or governmental required disclosure of customer information could diminish demand for our solution and subject us to substantial liability.
•	The negative impact of any catastrophic events, including acts of domestic or international terrorism, civil unrest, pandemics, outbreak of war or hostilities, and other regional low-intensity conflicts, adverse climate or weather events or other public health emergencies, as well as our response to any of the aforementioned factors.
•	Other risks more fully discussed in the “Risk Factors” section in this prospectus supplement, the section of any accompanying prospectus entitled “Risk Factors” and the risk factors and cautionary statements described in other documents that we file from time to time with the SEC, specifically under “Risk Factors” and elsewhere in our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q.

We claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 for all of our forward-looking statements. While we believe that our forward-looking statements are reasonable, you should not place undue reliance on any such forward-looking statements, which are based on information available to us on the date of this prospectus supplement or, if made elsewhere, as of the date made. Because these forward-looking statements are based on estimates and assumptions that are subject to significant business, economic and competitive uncertainties, many of which are beyond our control or are subject to change, actual results could be materially different. See “Risk Factors” in this prospectus supplement for more information. You should consider these factors and other cautionary statements made in this prospectus supplement and in the documents we incorporate by reference as being applicable to all related forward-looking statements wherever they appear in this prospectus supplement and in the documents incorporated by reference.

Other factors not currently anticipated may also materially and adversely affect our results of operations, cash flows and financial position. We do not undertake any obligation to update or alter any statements whether as a result of new information, future events or otherwise, except as required by law.

S-iii

Prospectus Supplement Summary

The following summary highlights basic information about WidePoint, this offering, and selected information contained elsewhere in or incorporated by reference into this prospectus supplement. This summary is not complete and does not contain all of the information that you should consider before deciding whether to invest in our common stock. You should review this entire prospectus supplement and the accompanying prospectus carefully, including our consolidated financial statements and other information incorporated by reference in this prospectus supplement and the accompanying prospectus, before making an investment decision. In addition, please read the “Risk Factors” section beginning on page S-3 of this prospectus supplement.

Our Business

We are a leading provider of Technology Management as a Service (TMaaS) that consists of federally certified communications management, and identity management. We also provide interactive bill presentment and analytics, and Information Technology as a Service Solutions (ITaaS). We help our clients achieve their organizational missions for mobility management, information technology management, and cybersecurity objectives in this challenging and complex business environment.

We offer our TMaaS solutions through a flexible “As-a-Service” model or XaaS which includes both a scalable and comprehensive set of functional capabilities that can be used by any customer to meet the most common functional, technical and security requirements for mobility management. Our TMaaS solutions were designed and implemented with flexibility in mind such that it can accommodate a large variety of customer requirements through simple configuration settings rather than through costly software development. The flexibility of our TMaaS solutions enables our customers to be able to quickly expand or contract their mobility management requirements. Our TMaaS solutions are hosted and accessible on-demand through both a secure federal government certified proprietary portal and/or through a secure enterprise portal that provides our customers with the ability to manage, analyze and protect their valuable communications assets, and deploy identity management solutions that provide secured virtual and physical access to restricted environments.

Corporate Information

We are a Delaware corporation and our corporate headquarters are located at 11250 Waples Mill Road, South Tower, Suite 210, Fairfax, Virginia 22030. Our telephone number is (703) 349-2577. Our website address is www.widepoint.com. We do not incorporate the information on our website into this prospectus supplement or in the accompanying prospectus, and you should not consider it to be a part of this prospectus supplement or the accompanying prospectus. Our website address is included as an inactive textual reference only.

S-1

The Offering

Issuer	WidePoint Corporation
Common stock offered by us	Shares of our common stock having an aggregate offering price of up to $15.5 million.
Shares outstanding after the offering

Assuming the sale of $15.5 million shares of our common stock at an assumed offering price of $5.03 per share, the last reported sale price of our common stock on the NYSE American on April 6, 2026, we would have  12,954,171 shares of common stock outstanding as of April 6, 2026 (based on 9,872,661 shares of common stock outstanding (excluding unvested restricted stock) as of such date).

Manner of offering	“At the market offering” that may be made from time to time through or to our Sales Agent, H.C. Wainwright & Co., LLC. See “Plan of Distribution” on page S-7 of this prospectus supplement.
Use of proceeds

We intend to use the net proceeds from this offering for general corporate purposes, including potentially expanding existing businesses, acquiring businesses and investing in other business opportunities. See “Use of Proceeds” on page S-5 for additional information.

Risk factors

An investment in our common stock involves a high degree of risk. See “Risk Factors” beginning on page S-3 of this prospectus supplement and other information included in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus for a discussion of factors you should carefully consider before deciding to invest in our common stock.

Market for our common stock	Our common stock is traded on the NYSE American under the symbol “WYY.”

S-2

Risk Factors

An investment in our common stock involves a high degree of risk. Prior to making a decision about investing in our common stock, you should consider carefully the specific risk factors discussed in the sections entitled “Risk Factors” contained in our most recent Annual Report on Form 10-K for the year ended December 31, 2025, as filed with the SEC on March 25, 2026, which is incorporated into this prospectus supplement and the accompanying prospectus by reference in its entirety, as updated or superseded by the risks and uncertainties described under similar headings in the other documents that are filed after the date hereof and incorporated by reference into this prospectus supplement and the accompanying prospectus, together with other information in this prospectus supplement and the accompanying prospectus, the documents incorporated by reference and any free writing prospectus that we may authorize for use in connection with this offering. These risks and uncertainties are not the only risks and uncertainties we face. Additional risks and uncertainties not presently known to us, or that we currently view as immaterial, may also impair our business. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be unduly relied upon to anticipate results or trends in future periods. If any of the risks or uncertainties described in our SEC filings or any additional risks and uncertainties actually occur, our business, financial condition, results of operations and cash flow could be materially and adversely affected. In that case, the trading price of our common stock could decline and you might lose all or part of your investment. Please also read carefully the section above titled “Cautionary Statement Regarding Forward-Looking Statements.”

Risks Related to this Offering

Management will have broad discretion as to the use of the proceeds of this offering, and we may use the proceeds in ways in which you and other stockholders may disagree.

We have not designated the amount of net proceeds we will receive from this offering for any particular purpose. We may use a portion of the net proceeds to acquire or invest in new or different businesses, products and technologies. Our management will have broad discretion over the use and investment of the net proceeds from this offering, and, accordingly, investors in this offering will need to rely upon the judgment of our management with respect to the use of proceeds, with only limited information concerning our specific intentions. Our stockholders may not agree with the manner in which our management chooses to allocate and spend the net proceeds.

Investors in this offering may suffer immediate and substantial dilution in the net tangible book value per share of our common stock.

The shares of common stock sold in this offering, if any, will be sold from time to time at various prices. However, the offering price of our shares of common stock may be substantially higher than the net tangible book value per share of common stock. Therefore, if you purchase shares of our common stock in this offering, you may pay a price per share that substantially exceeds our net tangible book value per share after this offering. After giving effect to the sale of shares of our common stock for  proceeds in the aggregate amount of approximately $15.5  million, at an assumed offering price of $5.03 per share, the last reported sale price of our common stock on the NYSE American on April 6, 2026, after deducting commissions and estimated aggregate offering expenses payable by us, you will experience immediate dilution of $3.68 per share, representing the difference between our as adjusted net tangible book value per share as of December 31, 2025 after giving effect to this offering and the assumed offering price of $5.03 per share. See “Dilution” in this prospectus for a more detailed illustration of the dilution you would incur if you participate in this offering.

You may experience future dilution as a result of future equity offerings or acquisitions.

In order to raise additional capital, we may in the future offer additional shares of our common stock or other securities convertible into or exchangeable for our common stock at prices that may not be the same as the price per share in this offering. We may sell shares or other securities in any future offering at a price per share that is less than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of our common stock, or securities convertible or exchangeable into our common stock, in future transactions or acquisitions may be higher or lower than the price per share paid by investors in this offering.

In addition, we may engage in one or more potential acquisitions in the future, which could involve issuing our common stock as some or all of the consideration payable by us to complete such acquisitions. If we issue common stock or securities linked to our common stock, the newly issued securities may have a dilutive effect on the interests of the holders of our common stock. Additionally, future sales of newly issued shares used to effect an acquisition could depress the market price of our common stock.

The actual number of shares we will issue in this offering under the Sales Agreement with the Sales Agent, at any one time or in total, is uncertain.

Subject to certain limitations set forth in the Sales Agreement with the Sales Agent and compliance with applicable law, we have the discretion to deliver placement notices to the Sales Agent at any time throughout the term of the Sales Agreement. The number of shares that are sold by the Sales Agent after we deliver a placement notice will fluctuate based on the market price of our common stock during the sales period and the limits we set with the Sales Agent.

The common stock offered hereby will be sold in "at-the-market" offerings, and investors who buy shares at different times will likely pay different prices.

Investors who purchase shares in this offering at different times will likely pay different prices, and so may experience different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices, and numbers of shares sold, and there is no minimum or maximum sales price. Investors may experience a decline in the value of their shares as a result of share sales made at prices lower than the prices they paid.

S-3

Use of Proceeds

In accordance with the terms of the Sales Agreement, under this prospectus supplement and the accompanying prospectus, we may issue and sell shares of our common stock having aggregate gross sales proceeds of up to $15.5 million from time to time through or to the Sales Agent. The amount of net proceeds we will receive from this offering, if any, will depend upon the actual number of shares of our common stock sold and the market price at which such shares are sold. Further, because there is no minimum offering amount required as a condition of this offering, the actual total public offering amount, commissions and net proceeds to us, if any, are not determinable at this time.

We currently intend to use the net proceeds from this offering for general corporate purposes, including potentially expanding existing businesses, acquiring businesses and investing in other business opportunities.

Our management will have broad discretion in the allocation of the net proceeds of this offering for any purpose, and investors will be relying on the judgment of our management with regard to the use of these net proceeds.

S-4

Dilution

If you invest in our common stock, your interest will be diluted to the extent of the difference between the price per share you pay in this offering and the net tangible book value per share of our common stock immediately after this offering.

Our net tangible book value of our common stock as of December 31, 2025 was approximately $2,366,807 or approximately $0.24 per share of common stock based upon 9,892,565 shares then outstanding. Net tangible book value per share is equal to our total tangible assets, less our total liabilities, divided by the total number of shares of common stock outstanding as of December 31, 2025.

After giving effect to the sale of $15,500,000 of our common stock at an assumed offering price of $5.03 per share, the last reported sale price of our common stock on the NYSE American on April 6, 2026, and after deducting commissions and estimated offering expenses payable by us, our as adjusted net tangible book value as of December 31, 2025 would have been approximately $17,366,807, or $1.35  per share of common stock. This represents an immediate increase in net tangible book value of $1.11 per share to our existing stockholders and an immediate dilution in net tangible book value of $3.68 per share to new investors in this offering.

The following table illustrates this per share dilution.

Assumed offering price per share	$5.03
Net tangible book value per share as of December 31, 2025	$0.24
Increase in net tangible book value per share attributable to the offering	$1.11
As adjusted net tangible book value per share after giving effect to this offering	$1.35
Dilution per share to new investors participating in the offering	$3.68

The table above assumes for illustrative purposes that an aggregate of 2,760,997 shares of our common stock are sold at a price of $5.03 per share, the last reported sale price of our common stock on the NYSE American on April 6, 2026, for aggregate gross proceeds of approximately $15,500,000. The shares sold in this offering, if any, will be sold from time to time at various prices. An increase of $1.00 per share in the price at which the shares are sold from the assumed offering price of $5.03 per share shown in the table above, assuming all of our offered common stock in the aggregate amount of $15,500,000 is sold at that price, would increase our as adjusted net tangible book value per share after this offering to $1.35 per share and would increase the dilution in net tangible book value per share to new investors to $3.68 per share, after deducting commissions and estimated offering expenses payable by us. A decrease of $1.00 per share in the price at which the shares are sold from the assumed offering price of $5.03 per share shown in the table above, assuming all of our offered common stock in the aggregate amount of $15,500,000 is sold at that price, would decrease our as adjusted net tangible book value per share after this offering to $1.28 per share and would decrease the dilution in net tangible book value per share to new investors to $2.75 per share, after deducting commissions and estimated offering expenses payable by us.

The information discussed above is illustrative only and may differ based on the actual offering price and the actual number of shares offered.

The table above is based on 9,892,565 shares of common stock outstanding as of December 31, 2025, which excludes:

•	175,000 shares of our common stock issuable upon the exercise of fully vested and immediately exercisable stock options outstanding as of December 31, 2025, at a weighted-average exercise price of $2.09 per share;

•	194,617 shares of unvested restricted stock; and

•	1,245,203 shares of our common stock reserved as of December 31, 2025, for future award grants under the WidePoint Corporation 2017 Omnibus Incentive Plan.

To the extent outstanding options are exercised or outstanding shares of restricted common stock vest, there will be further dilution to investors. In addition, to the extent that we issue additional equity securities in connection with future capital raising activities, our then-existing stockholders may experience dilution.

S-5

Plan of Distribution

We have entered into an At Market Issuance Sales Agreement dated April 10, 2026 with H.C. Wainwright & Co., LLC (the “Sales Agent”), under which we may issue and sell shares of our common stock having an aggregate gross sales price of up to $15,500,000 from time to time through or to the Sales Agent, acting as our sales agent or principal.

Upon delivery of a placement notice and subject to the terms and conditions of the Sales Agreement, the Sales Agent may sell our common stock by any method permitted by law deemed to be an “at the market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act, including sales made directly on or through the NYSE American, the existing trading market for our common stock, or any other existing trading market in the United States for our common stock, sales made to or through a market maker other than on an exchange or otherwise, directly to the Sales Agent as principal, in negotiated transactions at market prices prevailing at the time of sale or at prices related to such prevailing market prices, and/or in any other method permitted by law. We may instruct the Sales Agent not to sell common stock if the sales cannot be effected at or above the price designated by us from time to time. We or the Sales Agent may suspend the offering of common stock upon notice and subject to other conditions.

We will pay the Sales Agent commission, in cash, for its services in acting as an agent in the sale of our common stock. The Sales Agent will be entitled to compensation at a commission rate of 3.0% of the gross sales price per share sold. Because there is no minimum offering amount required as a condition of this offering, the actual total public offering amount, commissions, expenses, and proceeds to us, if any, are not determinable at this time but will be reported in our periodic reports. We have also agreed to reimburse the Sales Agent for certain specified expenses, including the fees and disbursements of their legal counsel in an amount not to exceed $50,000 for the execution of the Sales Agreement, and up to $3,500 per due diligence update session for its legal counsel’s fees. We estimate that the total expenses for the offering, excluding compensation payable to the Sales Agent under the terms of the Sales Agreement will be approximately $75,000.

Settlement for sales of common stock will generally occur on the first business day following the date on which any sales are made, or such shorter settlement cycle as may be in effect under the Exchange Act from time to time, or on some other date that is agreed upon by us and the Sales Agent in connection with a particular transaction, in return for payment of the net proceeds to us. Sales of our common stock as contemplated in this prospectus supplement will be settled through the facilities of The Depository Trust Company or by such other means as we and the Sales Agent may agree upon. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

The Sales Agent will use its commercially reasonable efforts, consistent with its sales and trading practices, to solicit offers to purchase shares of common stock under the terms and subject to the conditions set forth in the Sales Agreement. In connection with the sale of the common stock on our behalf, the Sales Agent will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of the Sales Agent will be deemed to be underwriting commissions or discounts. We have agreed to provide indemnification and contribution to the Sales Agent against certain civil liabilities, including liabilities under the Securities Act.

The offering of our common stock pursuant to the Sales Agreement will terminate upon the earlier of (1) the sale of all shares of our common stock subject to the Sales Agreement or (2) termination of the Sales Agreement as permitted therein.

To the extent required by Regulation M, the Sales Agent will not engage in any market making activities involving our common stock while the offering is ongoing under this prospectus supplement. The Sales Agent and its affiliates may in the future provide various investment banking, commercial banking and other financial services for us and our affiliates, for which services they may in the future receive customary fees. In addition, in the ordinary course of its various business activities, the Sales Agent and its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (which may include bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The Sales Agent or its affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

This summary of the material provisions of the Sales Agreement does not purport to be a complete statement of its terms and conditions. A copy of the Sales Agreement has been filed as an exhibit to a report filed under the Exchange Act, with the SEC, and is incorporated by reference into this prospectus supplement. See the section below entitled “Incorporation by Reference.”

S-6

Legal Matters

The validity of the shares of our common stock being offered hereby will be passed upon for us by Foley & Lardner LLP, Jacksonville, Florida. Ellenoff Grossman & Schole LLP, is acting as counsel for the Sales Agent in connection with the offering.

Experts

The consolidated financial statements of WidePoint Corporation incorporated by reference from the Annual Report on Form 10-K for the year ended December 31, 2025, have been audited by Baker Tilly US, LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such consolidated financial statements are incorporated by reference in reliance upon the report of such firm given their authority as experts in accounting and auditing.

Where You Can Find More Information

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains a website at http://www.sec.gov which contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. Our SEC filings are available to the public from the SEC’s website. You can also find these filings on our website at www.widepoint.com. We are not incorporating the information on our website other than these filings into this prospectus.

This prospectus supplement and the accompanying prospectus are part of a registration statement that we have filed with the SEC relating to the securities to be offered. This prospectus supplement and the accompanying prospectus omit some of the information we have included in the registration statement and the accompanying exhibits and schedules in accordance with the rules and regulations of the SEC, and we refer you to the omitted information. The statements this prospectus supplement makes pertaining to the content of any contract, agreement or other document that is an exhibit to the registration statement necessarily are summaries of their material provisions and do not describe all provisions, exceptions and qualifications contained in those contracts, agreements or documents. You should read those contracts, agreements or documents for information that may be important to you. The registration statement, exhibits and schedules are available at the SEC’s website.

Incorporation by Reference

The SEC allows us to “incorporate by reference” much of the information we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this prospectus supplement is considered to be part of this prospectus supplement. Because we are incorporating by reference future filings with the SEC, this prospectus supplement is continually updated and those future filings may modify or supersede some of the information included or incorporated in this prospectus supplement. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus supplement or in any document previously incorporated by reference have been modified or superseded. This prospectus supplement incorporates by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (in each case, other than those documents or the portions of those documents deemed to be furnished and not filed) on or after the date of this prospectus supplement until the earlier of the date on which all of the securities registered hereunder have been sold or the registration statement of which this prospectus is a part has been withdrawn:

•	our Annual Report on Form 10-K for the year ended December 31, 2025 filed with the SEC on March 25, 2026;

•	our definitive proxy statement filed with the SEC on June 3, 2025;

•	our Form 8-K filed with the SEC on April 10, 2026; and

•	the description of our common stock contained in or incorporated into our Registration Statement on Form 8-A, filed with the SEC on September 19, 2006, and any amendment or report updating that description.

We will provide without charge to each person to whom a prospectus is delivered a copy of any or all of the information that has been incorporated by reference into but not delivered with this prospectus supplement. Requests should be directed to our principal executive offices at:

WidePoint Corporation

11250 Waples Mill Road, South Tower, Suite 210

Fairfax, Virginia 22030

c/o Corporate Secretary.

(703) 349-2577

You should rely only on the information contained in this prospectus supplement, including information incorporated by reference herein as described above, the accompanying prospectus (including information incorporated by reference therein) and any free writing prospectus that we may authorize to be delivered to you. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should not assume that the information in this prospectus supplement or the accompanying prospectus is accurate as of any date other than the date on the front of those documents or that any document incorporated by reference is accurate as of any date other than its filing date. You should not consider this prospectus supplement or the accompanying prospectus to be an offer or solicitation relating to the securities in any jurisdiction in which such an offer or solicitation relating to the securities is not authorized. Furthermore, you should not consider this prospectus supplement or the accompanying prospectus to be an offer or solicitation relating to the securities if the person making the offer or solicitation is not qualified to do so, or if it is unlawful for you to receive such an offer or solicitation.

S-7

PROSPECTUS

WidePoint Corporation

COMMON STOCK

PREFERRED STOCK

WARRANTS

SUBSCRIPTION RIGHTS

SECURITIES PURCHASE CONTRACTS

UNITS

_________________________

We may offer and sell from time to time up to $30.0 million of any combination of the securities described in this prospectus, from time to time, in one or more offerings, in amounts, at prices and on terms determined at the times of offerings.

This prospectus describes the general manner in which our securities may be offered using this prospectus. We will provide specific terms of the securities, including the offering prices, in one or more supplements to this prospectus. The supplements may also add, update or change information contained in this prospectus. You should read this prospectus and the prospectus supplement relating to the specific issue of securities carefully before you invest.

We may offer the securities for sale directly to the purchasers or through one or more underwriters, dealers and agents to be designated at a future date. The supplements to this prospectus will provide the specific terms of the plan of distribution.

Our common stock is listed on the NYSE American under the symbol “WYY.” The last reported sale price of the common stock on August 11, 2025 was $3.34 per share. Each prospectus supplement will indicate if the securities offered thereby will be listed on any securities exchange.

The aggregate market value of our outstanding common stock held by non-affiliates pursuant to General Instruction I.B.6 of Form S-3 was approximately $27,535,107, which was calculated based on 9,776,906 shares of common stock outstanding as of August 11, 2025, of which 1,532,862 shares were held by affiliates, and a price of $3.34 per share, which was the closing price of our common stock on the NYSE American on August 11, 2025. We have not offered any securities pursuant to General Instruction I.B.6 of Form S-3 during the prior 12 calendar month period that ends on, and includes, the date of this prospectus.

Investing in our securities involves risk. Please read carefully the section entitled “Risk Factors” on Page 1 of this prospectus and any similar section contained in the applicable prospectus supplement and/or other offering material concerning factors you should consider before investing in our securities which may be offered hereby.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is August 28, 2025.

ABOUT THIS PROSPECTUS

Unless the context otherwise requires, references in this prospectus to “Company,” “WidePoint,” “we,” “us,” “our,” and “ours” refer to WidePoint Corporation, and its subsidiaries where the context so requires.

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under this shelf registration process, we may, from time to time, sell the securities described in this prospectus, in one or more offerings, up to the maximum aggregate dollar amount $30.0 million. This prospectus provides you with a general description of the securities that we may offer. Each time we offer securities we will provide a prospectus supplement and/or other offering material that will contain specific information about the terms of that offering. The prospectus supplement and/or other offering material may also add, update or change information contained in this prospectus. You should read this prospectus and the applicable prospectus supplement and any other offering material together with the additional information described under the heading “Where You Can Find More Information.”

You should rely only on the information contained or incorporated by reference in this prospectus and in any prospectus supplement or other offering material. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making offers to sell the securities in any jurisdiction in which an offer is not authorized or in which the person making that offer is not qualified to do so or to anyone to whom it is unlawful to make an offer. You should not assume that the information contained in this prospectus or any prospectus supplement or any other offering material, or the information we previously filed with the SEC that we incorporate by reference in this prospectus or any prospectus supplement, is accurate as of any date other than its respective date. Our business, financial condition, results of operations and prospects may have changed since those dates.

RISK FACTORS

Investing in our securities involves risks. Before making an investment decision, you should carefully consider the risks and other information we include or incorporate by reference in this prospectus and any prospectus supplement. In particular, you should consider the risk factors described under the heading “Risk Factors” in our most recent Annual Report on Form 10-K, as may be revised or supplemented by our subsequent Quarterly Reports on Form 10-Q or Current Reports of Form 8-K, each of which are on file with the SEC and are incorporated herein by reference, and which may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future. In addition to those risk factors, there may be additional risks and uncertainties of which are not currently known to us or that we currently deem immaterial. Our business, financial condition or results of operations could be materially adversely affected by any of these risks. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities. Additional risk factors may be included in a prospectus supplement relating to a particular offering of securities.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

We make forward-looking statements in this registration statement and may make such statements in future filings with the Securities and Exchange Commission, or SEC. We may also make forward-looking statements in our press releases or other public or stockholder communications. Our forward-looking statements are subject to risks and uncertainties and include information about our expectations and possible or assumed future results of our operations. When we use words such as “may,” “might,” “will,” “should,” “believe,” “expect,” “anticipate,” “estimate,” “continue,” “could,” “plan,” “potential,” “predict,” “forecast,” “project,” “intend,” or similar expressions, or make statements regarding our intent, belief, or current expectations, we are making forward-looking statements.

These forward-looking statements are neither promises nor guarantees of future performance due to a variety of risks and uncertainties, many of which are beyond our control, which could cause actual results to differ materially from those indicated by these forward-looking statements, including, without limitation, risks relating to:

•	Our ability to successfully execute our strategy;

•	Our ability to achieve profitability and sustain positive cash flows;

•	Our ability to gain market acceptance for our products;

•	Our ability to win new contracts, execute contract extensions and expand scope of services on existing contracts;

•	Our ability to compete with companies that have greater resources than us;

•	Our ability to penetrate the commercial sector to expand our business;

1

•	The impact of supply chain issues;

•	Our ability to identify potential acquisition targets and close such acquisitions;

•	Our ability to successfully integrate acquired businesses with our existing operations;

•	Our ability to maintain a sufficient level of inventory necessary to meet our customers demand due to supply shortage and pricing;

•	Our ability to retain and recruit key personnel;

•	The impact of increasingly volatile public equity markets on our market capitalization;

•	Our ability to mitigate the impacts of inflation;

•	Our ability to mitigate the imparts of the Department of Government Efficiency (DOGE); and

•	other risks more fully discussed in the “Risk Factors” section in this prospectus, the section of any accompanying prospectus supplement entitled “Risk Factors” and the risk factors and cautionary statements described in other documents that we file from time to time with the SEC, specifically under “Risk Factors” and elsewhere in our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q.

We claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 for all of our forward-looking statements. While we believe that our forward-looking statements are reasonable, you should not place undue reliance on any such forward-looking statements, which are based on information available to us on the date of this report or, if made elsewhere, as of the date made. Because these forward-looking statements are based on estimates and assumptions that are subject to significant business, economic and competitive uncertainties, many of which are beyond our control or are subject to change, actual results could be materially different. See “Risk Factors” in this prospectus for more information. You should consider these factors and other cautionary statements made in this prospectus and in the documents we incorporate by reference as being applicable to all related forward-looking statements wherever they appear in this prospectus and in the documents incorporated by reference.

Other factors not currently anticipated may also materially and adversely affect our results of operations, cash flows and financial position. We do not undertake any obligation to update or alter any statements whether as a result of new information, future events or otherwise, except as required by law.

2

OUR COMPANY

Overview

We are a leading provider of Technology Management as a Service (TMaaS) that consists of communications management, identity management, interactive bill presentment and analytics, and Information Technology as a Service solutions. We help our clients achieve their organizational missions for mobility management, information technology management, and cybersecurity objectives in this challenging and complex business environment.

We offer our TMaaS solutions through a flexible managed services model which includes both a scalable and comprehensive set of functional capabilities that can be used by any customer to meet the most common functional, technical and security requirements for mobility management. Our TMaaS solutions were designed and implemented with flexibility in mind such that it can accommodate a large variety of customer requirements through simple configuration settings rather than through costly software development. The flexibility of our TMaaS solutions enables our customers to be able to quickly expand or contract their mobility management requirements. Our TMaaS solutions are hosted and accessible on-demand through both a secure federal government certified proprietary portal and/or through a secure enterprise portal that provides our customers with the ability to manage, analyze and protect their valuable communications assets, and deploy identity management solutions that provide secured virtual and physical access to restricted environments.

Corporate Information

We are a Delaware corporation and our corporate headquarters are located 11250 Waples Mill Road, South Tower 210, Fairfax, Virginia 22030. Our telephone number is (703) 349-2577. Our Internet website address is www.widepoint.com. We do not incorporate the information on our website into this prospectus, and you should not consider it part of this prospectus.

3

USE OF PROCEEDS

Except as may be otherwise set forth in the applicable prospectus supplement accompanying this prospectus, the net proceeds from the sale of the securities will be used for general corporate purposes. Pending such use, we may temporarily invest the net proceeds in short-term investments.

4

DILUTION

We will set forth in a prospectus supplement the following information regarding any material dilution of the equity interests of investors purchasing securities in an offering under this prospectus:

•	the net tangible book value per share of our equity securities before and after the offering;
•	the amount of the increase in such net tangible book value per share attributable to the cash payments made by purchasers in the offering; and
•	the amount of the immediate dilution from the public offering price which will be absorbed by such purchasers.

5

SECURITIES TO BE OFFERED

We may offer, from time to time and in one or more offerings, shares of common stock, shares of preferred stock, warrants, subscription rights, securities purchase contracts and units. Set forth herein and below is a general description of the securities that we may offer hereunder. We will set forth in the applicable prospectus supplement a specific description of the securities that may be offered under this prospectus. The terms of the offering of securities, the initial offering price and the net proceeds will be contained in the prospectus supplement and/or other offering material relating to such offering.

6

DESCRIPTION OF CAPITAL STOCK

The following is a description of our capital stock and certain provisions of our amended and restated certificate of incorporation, bylaws and certain provisions of applicable law. The following is only a summary and is qualified by applicable law and by the provisions of our amended and restated certificate of incorporation and bylaws, copies of which are included as exhibits to the registration statement of which this prospectus forms a part. We are incorporated in the State of Delaware. The rights of our stockholders are generally covered by Delaware law and our amended and restated certificate of incorporation and bylaws. The terms of our capital stock are therefore subject to Delaware law, including the Delaware General Corporation Law.

Our authorized capital stock consists of 30,000,000, shares of Common Stock, $.001 par value per share, and 7,954,286 shares of preferred stock, $0.001 par value per share. As of August 11, 2025, 9,776,906 shares of our common stock were outstanding. As of the date of this prospectus, no shares of our preferred stock were outstanding.

Common Stock

Our common stock is traded on the NYSE American under the symbol “WYY.” Holders of our common stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders and do not have cumulative voting rights. Holders of common stock are entitled to receive ratably such dividends, if any, as may be declared by the board of directors out of funds legally available therefore, subject to a preferential dividend right of outstanding preferred stock. Upon the liquidation, dissolution or our winding up, the holders of common stock are entitled to receive ratably our net assets available after the payment of all debts and other liabilities and subject to the prior rights of any outstanding preferred stock. The rights, preferences and privileges of holders of common stock are subject to, and may be adversely affected by the rights of the holders any series of preferred stock that we may designate and issue in the future.

Preferred Stock

Under the terms of our certificate of incorporation, the board of directors is authorized, subject to any limitations prescribed by law, without stockholder approval, to issue such shares of preferred stock in one or more series. Each such series of preferred stock shall have such rights, preferences, privileges and restrictions, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences, as shall be determined by the board of directors.

The purpose of authorizing the board of directors to issue preferred stock and determine its rights and preferences is to eliminate delays associated with a stockholder vote on specific issuances. The issuance of preferred stock, while providing desirable flexibility in connection with possible acquisitions and other corporate purposes, could have the effect of making it more difficult for a third part to acquire, or of discouraging a third party from acquiring, a majority of our outstanding voting stock. We have no present plans to issue any additional shares of preferred stock.

The effects of issuing preferred stock could include one or more of the following:

•	decreasing the amount of earnings and assets available for distribution to holders of common stock;

•	restricting dividends on the common stock;

•	diluting the voting power of the common stock;

•	impairing the liquidation rights of the common stock; or

•	delaying, deferring or preventing changes in our control or management.

As of the date of this prospectus, there were no shares of preferred stock outstanding.

Stock Options and Restricted Stock

As of August 11, 2025, we had outstanding options to purchase a total of 288,570 shares of common stock at a weighted average exercise price of $ 2.04 per share and none were vested. At August 11, 2025, we had outstanding 125,083 shares of restricted common stock subject to vesting conditions. As of August 18, 2025, an additional 1,100,000 shares of common stock will be available for future award grants under our stock incentive plan.

NYSE American Listing

Our common stock is listed on the NYSE American under the symbol “WYY.”

7

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company.

Delaware Law and Certain Charter and Bylaw Provisions

Certain Anti-Takeover Provisions of Delaware Law and our Amended and Restated Certificate of Incorporation and Bylaws

Staggered board of directors. Our amended and restated certificate of incorporation provides that our board of directors will be classified into three classes of directors of approximately equal size. As a result, in most circumstances, a person can gain control of our board only by successfully engaging in a proxy contest at two or more annual meetings.

Authorized but unissued shares. Our authorized but unissued Common Stock and preferred stock are available for future issuances without stockholder approval and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved Common Stock and preferred stock could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Section 203 of the Delaware General Corporation Law. We are subject to Section 203 of the Delaware General Corporation Law, which prohibits a Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years after the date that such stockholder became an interested stockholder, with the following exceptions:

•	before such date, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

•	upon completion of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction began, excluding for purposes of determining the voting stock outstanding (but not the outstanding voting stock owned by the interested stockholder) those shares owned (1) by persons who are directors and also officers and (2) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•	on or after such date, the business combination is approved by the board of directors and authorized at an annual or special meeting of the stockholders, and not by written consent, by the affirmative vote of at least 662∕3% of the outstanding voting stock that is not owned by the interested stockholder.

In general, Section 203 defines business combination to include the following:

•	any merger or consolidation involving the corporation and the interested stockholder;

•	any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder;

•	subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

•	any transaction involving the corporation that has the effect of increasing the proportionate share of the stock or any class or series of the corporation beneficially owned by the interested stockholder; or

•	the receipt by the interested stockholder of the benefit of any loss, advances, guarantees, pledges or other financial benefits by or through the corporation.

Limitation on Liability and Indemnification of Directors and Officers

Our amended and restated certificate of incorporation provides that our directors and officers will be indemnified by us to the fullest extent authorized by Delaware law as it now exists or may in the future be amended. In addition, our second amended and restated certificate of incorporation provides that our directors will not be personally liable for monetary damages to us for breaches of their fiduciary duty as directors, unless they violated their duty of loyalty to us or our stockholders, acted in bad faith, knowingly or intentionally violated the law, authorized unlawful payments of dividends, unlawful stock purchases or unlawful redemptions, or derived an improper personal benefit from their actions as directors. We have obtained a policy of directors’ and officers’ liability insurance.

8

Our agreements with our executive officers each provide that we shall indemnify the executive to the fullest extent permitted by the laws of the State of Delaware against all damages, costs, expenses and other liabilities reasonably incurred or sustained in connection with any suit, action or proceeding the executive may be made a party by reason of being or having been a director or officer of the Company or any of its subsidiaries, or having served in any other capacity or taken any other action purportedly on behalf of or at the request of the Company or any of its subsidiaries.

These provisions may discourage stockholders from bringing a lawsuit against our directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. Furthermore, a stockholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions. We believe that these provisions, the insurance and the indemnity agreements are necessary to attract and retain talented and experienced directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable.

9

DESCRIPTION OF WARRANTS

We may issue warrants in the future for the purchase of common stock, preferred stock, units or other securities. Warrants may be issued independently or together with common stock, preferred stock or units offered by any prospectus supplement and/or other offering material and may be attached to or separate from any such offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent, provided that we may also act as warrant agent and enter into warrant agreements directly with the purchasers of securities offered pursuant to this prospectus. In each case, the terms of the warrants will be set forth in the prospectus supplement and/or other offering material relating to the particular issue of warrants. The warrant agent, if any, will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders of warrants or beneficial owners of warrants.

The following summary of certain provisions of the warrants we may issue in the future does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all provisions of the warrant agreements.

Reference is made to the prospectus supplement and/or other offering material relating to the particular issue of warrants offered pursuant to such prospectus supplement and/or other offering material for the terms of and information relating to such warrants, including, where applicable:

•	the number of shares of common stock or preferred stock purchasable upon the exercise of warrants and the price at which such number of shares of common stock or preferred stock may be purchased upon such exercise;
•	the designation and number of units of other securities purchasable upon the exercise of warrants to purchase other securities and the price at which such number of units of such other securities may be purchased upon such exercise;
•	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;
•	U.S. federal income tax consequences applicable to such warrants;
•	the amount of warrants outstanding as of the most recent practicable date; and
•	any other terms of such warrants.

Warrants will be issued in registered form only. The exercise price for warrants will be subject to adjustment in accordance with the applicable prospectus supplement and/or other offering material.

Each warrant will entitle the holder thereof to purchase such number of shares of common stock, preferred stock, units or other securities at such exercise price as shall in each case be set forth in, or calculable from, the prospectus supplement and/or other offering material relating to the warrants, which exercise price may be subject to adjustment upon the occurrence of certain events as set forth in such prospectus supplement and/or other offering material. After the close of business on the expiration date, or such later date to which such expiration date may be extended by us, unexercised warrants will become void. The place or places where, and the manner in which, warrants may be exercised shall be specified in the prospectus supplement and/or other offering material relating to such warrants.

Prior to the exercise of any warrants to purchase common stock, preferred stock, units or other securities, holders of such warrants will not have any of the rights of holders of the underlying securities, as the case may be, purchasable upon such exercise, including the right to receive payments of dividends, if any, on the common stock purchasable upon such exercise, or to exercise any applicable right to vote.

10

DESCRIPTION OF SUBSCRIPTION RIGHTS

We may issue subscription rights to purchase common stock, preferred stock, warrants, units other securities described in this prospectus or any combination thereof. These subscription rights may be issued independently or together with any other security offered by us and may or may not be transferable by the stockholder receiving the subscription rights in such offering. In connection with any offering of subscription rights, we may enter into a standby arrangement with one or more underwriters or other investors pursuant to which the underwriters or other investors may be required to purchase any securities remaining unsubscribed for after such offering.

To the extent appropriate, the applicable prospectus supplement will describe the specific terms of the subscription rights to purchase shares of our securities offered thereby, including the following:

•	the date of determining the stockholders entitled to the rights distribution;
•	the price, if any, for the subscription rights;
•	the exercise price payable for the common stock, preferred stock, warrants, units or other securities upon the exercise of the subscription right;
•	the number of subscription rights issued to each stockholder;
•	the amount of common stock, preferred stock, warrants, units or other securities that may be purchased per each subscription right;
•	any provisions for adjustment of the amount of securities receivable upon exercise of the subscription rights or of the exercise price of the subscription rights;
•	the extent to which the subscription rights are transferable;
•	the date on which the right to exercise the subscription rights shall commence, and the date on which the subscription rights shall expire;
•	the extent to which the subscription rights may include an over-subscription privilege with respect to unsubscribed securities;
•	the material terms of any standby underwriting or purchase arrangement entered into by us in connection with the offering of subscription rights;
•	any applicable federal income tax considerations; and
•	any other terms of the subscription rights, including the terms, procedures and limitations relating to the transferability, exchange and exercise of the subscription rights.

11

DESCRIPTION OF SECURITIES PURCHASE CONTRACTS

We may issue securities purchase contracts, which consist of contracts obligating holders to purchase from us, and obligating us to sell to the holders, a specified number of shares of common stock, preferred stock, warrants, units, or other securities at a future date or dates, which we refer to in this prospectus as “securities purchase contracts.” The terms and conditions for any purchase and sale rights or obligations, as well as the price per share of the underlying securities (if applicable) and the number or value of the underlying securities, may be fixed at the time the securities purchase contracts are issued or may be determined by reference to a specific formula set forth in the securities purchase contracts.

The securities purchase contracts may be issued separately or as part of units, other securities or debt obligations of third parties, including U.S. treasury securities, securing the holders’ obligations to purchase the securities under the securities purchase contracts. The securities purchase contracts may require holders to secure their obligations under the securities purchase contracts in a specified manner. The securities purchase contracts also may require us to make periodic payments to the holders thereof or vice versa, and those payments may be unsecured or refunded on some basis.

The securities purchase contracts, and, if applicable, collateral or depositary arrangements, relating to the securities purchase contracts, will be filed with the SEC in connection with the offering of securities purchase contracts. The prospectus supplement and/or other offering material relating to a particular issue of securities purchase contracts will describe the terms of those securities purchase contracts, including the following:

•	if applicable, a discussion of material U.S. federal income tax considerations; and
•	any other information we think is important about the securities purchase contracts.

12

DESCRIPTION OF UNITS

As specified in the applicable prospectus supplement, we may issue units consisting of one or more shares of common stock, shares of preferred stock, warrants, subscription rights and securities purchase contracts, or any combination of the foregoing.

The applicable prospectus supplement will specify the following terms of the units:

•	the terms of the underlying securities comprising the units, including whether and under what circumstances the underlying securities may be traded separate of the units;
•	a description of the terms of any unit agreement governing the units (if any);
•	if appropriate, a discussion of material U.S. federal income tax considerations; and
•	a description of the provisions for the payment, settlement, transfer or exchange of the units.

13

PLAN OF DISTRIBUTION

We may sell securities in any one or more of the following ways from time to time: (i) through agents; (ii) to or through underwriters; (iii) through brokers or dealers; (iv) directly to purchasers, including through a specific bidding, auction or other process; (v) upon the exercise of subscription rights that may be distributed to our stockholders; or (vi) through a combination of any of these methods of sale. The applicable prospectus supplement and/or other offering material will contain the terms of the transaction, name or names of any underwriters, dealers, agents and the respective amounts of securities underwritten or purchased by them, the initial public offering price of the securities, and the applicable agent’s commission, dealer’s purchase price or underwriter’s discount. Any dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and compensation received by them on resale of the securities may be deemed to be underwriting discounts.

Any initial offering price, dealer purchase price, discount or commission may be changed from time to time.

The securities may be distributed from time to time in one or more transactions, at negotiated prices, at a fixed price or fixed prices (that may be subject to change), at market prices prevailing at the time of sale, at various prices determined at the time of sale or at prices related to prevailing market prices.  Offers to purchase securities may be solicited directly by us or by agents designated by us from time to time. Any such agent may be deemed to be an underwriter, as that term is defined in the Securities Act, of the securities so offered and sold.

If underwriters are utilized in the sale of any securities in respect of which this prospectus is being delivered, such securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices determined by the underwriters at the time of sale. Securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by one or more underwriters. If any underwriter or underwriters are utilized in the sale of securities, unless otherwise indicated in the applicable prospectus supplement and/or other offering material, the obligations of the underwriters are subject to certain conditions precedent, and that the underwriters will be obligated to purchase all such securities if any are purchased.

If a dealer is utilized in the sale of the securities in respect of which this prospectus is delivered, we will sell such securities to the dealer, as principal. The dealer may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale. Transactions through brokers or dealers may include block trades in which brokers or dealers will attempt to sell shares as agent but may position and resell as principal to facilitate the transaction or in crosses, in which the same broker or dealer acts as agent on both sides of the trade. Any such dealer may be deemed to be an underwriter, as such term is defined in the Securities Act, of the securities so offered and sold.

Offers to purchase securities may be solicited directly by us and the sale thereof may be made directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale thereof.

If so indicated in the applicable prospectus supplement and/or other offering material, we may authorize agents and underwriters to solicit offers by certain institutions to purchase securities at the public offering price set forth in the applicable prospectus supplement and/or other offering material pursuant to delayed delivery contracts providing for payment and delivery on the date or dates stated in the applicable prospectus supplement and/or other offering material. Such delayed delivery contracts will be subject only to those conditions set forth in the applicable prospectus supplement and/or other offering material.

Agents, underwriters and dealers may be entitled under relevant agreements to indemnification against certain liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which such agents, underwriters and dealers may be required to make in respect thereof. The terms and conditions of any indemnification or contribution will be described in the applicable prospectus supplement and/or other offering material.

We may also sell shares of our common stock through various arrangements involving mandatorily or optionally exchangeable securities, and this prospectus may be delivered in connection with those sales.

We may engage in at-the-market offerings into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act. To the extent that we make sales through one or more underwriters or agents in at-the-market offerings, we will do so pursuant to the terms of a sales agency financing agreement or other at-the-market offering arrangement between us and the underwriters or agents. If we engage in at-the-market sales pursuant to any such agreement or arrangement, we will issue and sell our securities through one or more underwriters or agents, which may act on an agency basis or a principal basis. During the term of any such agreement or arrangement, we may sell securities on a daily basis in exchange transactions or otherwise as we agreement with the underwriters or agents. Any such agreement or arrangement will provide that any securities sold will be sold at prices related to the then-prevailing market prices for our securities. Therefore, exact figures regarding proceeds that will be raised or commissions to be paid cannot be determined at this time. Pursuant to the terms of the agreement or arrangement, we may agree to sell, and the relevant underwriters or agents may agree to solicit offers to purchase blocks of our common stock. The terms of any such agreement or arrangement will be set forth in more detail in the applicable prospectus supplement.

14

We may enter into derivative, sale or forward sale transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement and/or other offering material indicates, in connection with those transactions, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement and/or other offering material, including in short sale transactions and by issuing securities not covered by this prospectus but convertible into, or exchangeable for or representing beneficial interests in such securities covered by this prospectus, or the return of which is derived in whole or in part from the value of such securities. The third parties may use securities received under derivative, sale or forward sale transactions, or securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those transactions to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment) and/or other offering material.

Underwriters, broker-dealers or agents may receive compensation in the form of commissions, discounts or concessions from us. Underwriters, broker-dealers or agents may also receive compensation from the purchasers of shares for whom they act as agents or to whom they sell as principals, or both. Compensation as to a particular underwriter, broker-dealer or agent might be in excess of customary commissions and will be in amounts to be negotiated in connection with transactions involving shares. In effecting sales, broker-dealers may arrange for other broker-dealers to participate in the resales.

Each series of securities will be a new issue and, other than the common stock, which is listed on the NYSE American, will have no established trading market. We may elect to list any series of securities on an exchange, and in the case of the common stock, on any additional exchange, but, unless otherwise specified in the applicable prospectus supplement and/or other offering material, we shall not be obligated to do so. No assurance can be given as to the liquidity of the trading market for any of the securities.

Agents, underwriters and dealers may engage in transactions with, or perform services for us and our respective subsidiaries in the ordinary course of business.

Any underwriter may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Overallotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time. An underwriter may carry out these transactions on the NYSE American, in the over-the-counter market or otherwise.

The place and time of delivery for securities will be set forth in the accompanying prospectus supplement and/or other offering material for such securities.

15

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an internet site that contains reports, proxy and information statements and other information regarding issuers, including WidePoint’s, that file electronically with the SEC. The public can obtain any document that WidePoint’s files electronically with the SEC at www.sec.gov.

We are “incorporating by reference” specified documents that we file with the SEC, which means:

•	incorporated documents are considered part of this prospectus;

•	we are disclosing important information to you by referring you to those documents; and

•	information we file with the SEC will automatically update and supersede information contained in this prospectus.

We incorporate by reference the documents listed below and any future filings we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (i) after the date of the registration statement on Form S-3 filed under the Securities Act with respect to securities offered by this prospectus and prior to the effectiveness of such registration statement and (ii) after the date of this prospectus and before the end of the offering of the securities pursuant to this prospectus:

(a)	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 filed with the SEC on April 15, 2025, as amended on April 30, 2025;

(b)	Our definitive proxy statement filed with the SEC on June 3, 2025;

(c)	Our Report on Form 10-Qs filed with the SEC on May 15, 2025 and August 14, 2025;

(d)	Our Current Reports on Form 8-K filed with the SEC on July 21, 2025, June 6, 2025 and February 20, 2025; and

(e)	The description of our common stock contained in or incorporated into our Registration Statement on Form 8-A, filed September 19, 2006, and any amendment or report updating that description.

Information in this prospectus supersedes related information in the documents listed above, and information in subsequently filed documents supersedes related information in both this prospectus and the incorporated documents.

We will provide, without charge to you, upon written or oral request, a copy of any or all of the documents incorporated by reference in this prospectus, other than exhibits to those documents, unless the exhibits are specifically incorporated by reference in those documents. Requests should be directed to our principal executive offices at:

WidePoint Corporation

11250 Waples Mill Road, South Tower, Suite 210

Fairfax, Virginia 22030

c/o Corporate Secretary.

(703) 349-2577

You can also find these filings on our website at www.widepoint.com. We are not incorporating the information on our website other than these filings into this prospectus.

16

LEGAL MATTERS

The validity of the securities offered by this prospectus will be passed upon for us by Foley & Lardner LLP. The validity of the securities offered by this prospectus will be passed upon for any underwriters or agents by counsel named in the applicable prospectus supplement. The opinions of Foley & Lardner LLP and counsel for any underwriters or agents may be conditioned upon and may be subject to assumptions regarding future action required to be taken by us and any underwriters, dealers or agents in connection with the issuance of any securities. The opinions of Foley & Lardner LLP and counsel for any underwriters or agents may be subject to other conditions and assumptions, as indicated in the prospectus supplement.

EXPERTS

The consolidated financial statements of WidePoint Corporation incorporated by reference from the Annual Report on Form 10-K for the year ended December 31, 2024, have been audited by Baker Tilly US, LLP (formerly, Moss Adams LLP), an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such consolidated financial statements are incorporated by reference in reliance upon the report of such firm given their authority as experts in accounting and auditing.

17

PROSPECTUS SUPPLEMENT
Up to $15.5 Million of Shares of Common Stock
H.C. Wainwright & Co.
April 10, 2026